Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-9
*CUSIP:    21988G841

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2007.

INTEREST ACCOUNT
----------------

Balance as of         August 1, 2006.....                                  $0.00
         Scheduled Income received on securities.....              $4,217,428.25
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to the Holders.....                         -$4,217,427.84
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.41
Balance as of         February 1, 2007.....                                $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         August 1, 2006.....                                  $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of           February 1, 2007.....                              $0.00


                  UNDERLYING SECURITIES HELD AS OF              February 1, 2007

           Principal
             Amount                       Title of Security
           ---------                      -----------------

           $38,117,000           DaimlerChrysler Corporation, formerly known as
                                 Chrysler Corporation, 7.45% Debentures due
                                 February 1, 2097
                                 *CUSIP:   171196AS7

           $75,610,000           DaimlerChrysler Corporation, formerly known as
                                 Chrysler Corporation, 7.40% Debentures due
                                 August 1, 2097
                                 *CUSIP:   171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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